Exhibit 99.1

Finish Line Reports Second Quarter Fiscal Year 2016 Results

INDIANAPOLIS, September 25, 2015 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the thirteen weeks ended August 29, 2015.

For the thirteen weeks ended August 29, 2015:

●	Consolidated net sales were $483.2 million, an increase of 3.5% over the prior year period.

●	Finish Line comparable store sales increased 1.5%.

●	Diluted earnings per share increased to $0.57 from $0.54 in the prior year.

“We are pleased with the bottom line performance we achieved on modest sales growth,” said Glenn Lyon, Chairman and Chief Executive Officer of Finish Line. “With our new supply chain system now live, we have accomplished a critical milestone which elevates our customer service levels even higher while driving efficiencies throughout our organization. The combination of our enhanced infrastructure and strong vendor partnerships has us well positioned to deliver the latest and greatest merchandise assortments our customers will be looking for this holiday season and beyond.”

Balance Sheet

As of August 29, 2015, consolidated merchandise inventories increased 11.0% to $366.3 million compared to $329.9 million as of August 30, 2014. The increase in inventories was driven primarily by higher receipts to support projected sales gains in September which benefited from the later Labor Day compared with last year.

The company repurchased 167,000 shares of common stock in the second quarter, totaling $4.6 million. The company has 4.8 million shares remaining on its current Board authorized repurchase program.

As of August 29, 2015, the company had no interest-bearing debt and $100.2 million in cash and cash equivalents.

Outlook

For the fiscal year ending February 27, 2016, the company still expects comparable store sales to be up in the low single to mid single digit range and earnings per share to increase in the low single to mid single digit range over fiscal year 2015 non-GAAP diluted earnings per share of $1.67.

Q2 Fiscal 2016 Conference Call Today, September 25, 2015 at 8:30 a.m.

The company will host a conference call for investors today, September 25, 2015, at 8:30 a.m. Eastern. To participate in the live conference call, dial 866-923-8645 (U.S. and Canada) or 660-422-4970 (International), conference ID #36575877. The live conference call will also be accessible online at www.finishline.com. A replay of the conference call can be accessed approximately two hours following the completion of the call by dialing 855-859-2056, conference ID #36575877. This recording will be made available through Monday, October 26, 2015. The replay will also be accessible online at www.finishline.com.

Disclosure Regarding Non-GAAP Measures

This report refers to certain financial measures that are identified as non-GAAP. The company believes that these non-GAAP measures including operating income, net income attributable to The Finish Line, Inc., and diluted earnings per share attributable to The Finish Line, Inc. shareholders, are helpful to investors because they allow for a more direct comparison of the company’s year-over-year performance and are useful in assessing the company’s progress in achieving its long-term financial objectives. This supplemental information should not be considered in isolation or as a substitute for the related GAAP measures. A reconciliation of the non-GAAP measures to the comparable GAAP measures can be found in the company’s Form 8-K filed with the Securities and Exchange Commission with this release.

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer of athletic shoes, apparel, and accessories. Headquartered in Indianapolis, Finish Line has approximately 1,010 Finish Line branded locations primarily in U.S. malls and shops inside Macy’s department stores and employs more than 14,000 sneakerologists who help customers every day connect with their sport, their life, and their style. Online shopping is available at www.finishline.com and www.macys.com. Mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine  or Twitter.com/FinishLineNews and “like” Finish Line on Facebook at Facebook.com/FinishLine. Track loyalty points and find store and product information with the free Finish Line app downloadable for iOS and Android customers.

Finish Line also operates the Running Specialty Group. This includes 76 specialty running stores in 17 states and the District of Columbia under JackRabbit, The Running Company, Run On!, Blue Mile, Boulder Running Company, Roncker’s Running Spot, Running Fit, VA Runner, Capital RunWalk, Richmond  RoadRunner, Garry Gribble’s Running Sports, Run Colorado, Raleigh Running Outfitters, Striders, and Indiana Running Company banners. More information is available at www.jackrabbit.com or www.boulderrunningcompany.com. Follow the latest about the brand on Twitter or Instagram via @JackRabbitNYC.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth,” or words and phrases of similar meaning. Statements that describe objectives, plans, or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions, and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight, and product costs; product demand and market acceptance risks; deterioration of macro-economic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); cybersecurity risks, including breach of customer data; a major failure of technology and information systems; and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

	The Finish Line, Inc. Consolidated Statements of Income (Unaudited) (In thousands, except per share and store/shop data)
	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 29, 2015	August 30, 2014	August 29, 2015	August 30, 2014
Net sales	$483,150	$466,880	$926,544	$873,411
Cost of sales (including occupancy costs)	323,943	311,760	628,361	589,411
Gross profit	159,207	155,120	298,183	284,000
Selling, general and administrative expenses	117,604	111,882	234,061	220,778
Impairment charges and store closing costs	160	379	328	2,693
Operating income	41,443	42,859	63,794	60,529
Interest income (expense), net	1	(1)	(1)	6
Income before income taxes	41,444	42,858	63,793	60,535
Income tax expense	15,583	16,699	24,198	23,721
Net income	25,861	26,159	39,595	36,814
Net loss (income) attributable to redeemable noncontrolling interest	41	(2)	96	1,778
Net income attributable to The Finish Line, Inc.	$25,902	$26,157	$39,691	$38,592
Diluted earnings per share attributable to The Finish Line, Inc. shareholders	$0.57	$0.54	$0.86	$0.79
Diluted weighted average shares	45,207	48,202	45,463	48,281
Dividends declared per share	$0.09	$0.08	$0.18	$0.16

Finish Line store activity for the period:
Beginning of period	624	645	637	645
Opened	3	4	5	7
Closed	(7)	(2)	(22)	(5)
End of period	620	647	620	647
Square feet at end of period			3,395,611	3,523,755
Average square feet per store			5,477	5,446
Branded shops within department stores activity for the period:
Beginning of period	395	262	395	185
Opened	—	109	—	186
Closed	(1)	(1)	(1)	(1)
End of period	394	370	394	370
Square feet at end of period			448,861	372,672
Average square feet per shop			1,139	1,007
Running Specialty store activity for the period:
Beginning of period	76	58	71	48
Acquired	—	—	4	8
Opened	—	—	1	2
Closed	—	—	—	—
End of period	76	58	76	58
Square feet at end of period			275,571	199,905
Average square feet per store			3,626	3,447

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 29, 2015	August 30, 2014	August 29, 2015	August 30, 2014
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (including occupancy costs)	67.0	66.8	67.8	67.5
Gross profit	33.0	33.2	32.2	32.5
Selling, general and administrative expenses	24.4	24.0	25.3	25.3
Impairment charges and store closing costs	—	—	—	0.3
Operating income	8.6	9.2	6.9	6.9
Interest income (expense), net	—	—	—	—
Income before income taxes	8.6	9.2	6.9	6.9
Income tax expense	3.2	3.6	2.6	2.7
Net income	5.4	5.6	4.3	4.2
Net loss (income) attributable to redeemable noncontrolling interest	—	—	—	0.2
Net income attributable to The Finish Line, Inc.	5.4%	5.6%	4.3%	4.4%

	Condensed Consolidated Balance Sheets
	August 29, 2015	August 30, 2014	February 28, 2015
	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$100,234	$190,583	$149,569
Merchandise inventories, net	366,335	329,924	343,403
Other current assets	44,263	27,104	37,685
Property and equipment, net	278,405	246,674	274,360
Goodwill	44,507	29,458	34,719
Other assets, net	9,101	9,013	10,119
Total assets	$842,845	$832,756	$849,855
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$188,383	$186,282	$197,497
Deferred credits from landlords	31,503	29,856	29,143
Other long-term liabilities	32,280	21,273	33,481
Redeemable noncontrolling interest, net	—	563	90
Shareholders’ equity	590,679	594,782	589,644
Total liabilities and shareholders’ equity	$842,845	$832,756	$849,855

Reconciliation of Operating Income, GAAP to Operating Income, Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	August 29, 2015		August 30, 2014		August 29, 2015		August 30, 2014
Operating income, GAAP	$41,443	8.6%	$42,859	9.2%	$63,794	6.9%	$60,529	6.9%
Impairment charges and store closing costs	160	—	379	—	328	—	2,693	0.3
Operating income, Non-GAAP	$41,603	8.6%	$43,238	9.2%	$64,122	6.9%	$63,222	7.2%

Reconciliation of Net Income Attributable to The Finish Line, Inc., GAAP to
Net Income Attributable to The Finish Line, Inc., Non-GAAP (Unaudited)
(In thousands)

	Thirteen Weeks Ended				Twenty-Six Weeks Ended
	August 29, 2015		August 30, 2014		August 29, 2015		August 30, 2014
Net income attributable to The Finish Line, Inc., GAAP	$25,902	5.4%	$26,157	5.6%	$39,691	4.3%	$38,592	4.4%
Impairment charges and store closing costs, net of income taxes and redeemable noncontrolling interest	98	—	233	—	202	—	1,600	0.2
Net income attributable to The Finish Line, Inc., Non-GAAP	$26,000	5.4%	$26,390	5.6%	$39,893	4.3%	$40,192	4.6%

Reconciliation of Diluted Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, GAAP to
Diluted Earnings Per Share Attributable to The Finish Line, Inc. Shareholders, Non-GAAP (Unaudited)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	August 29, 2015	August 30, 2014	August 29, 2015	August 30, 2014
Diluted earnings per share attributable to The Finish Line, Inc. shareholders, GAAP	$0.57	$0.54	$0.86	$0.79
Impairment charges and store closing costs, net of income taxes and redeemable noncontrolling interest	—	—	0.01	0.03
Diluted earnings per share attributable to The Finish Line, Inc. shareholders, Non-GAAP	$0.57	$0.54	$0.87	$0.82

 Note: See Disclosure Regarding Non-GAAP Measures above.

Media Contact:	Investor Contact:
Dianna Boyce	Ed Wilhelm
Corporate Communications	Chief Financial Officer
317-613-6577	317-613-6914